Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
In connection with the Quarterly Report of American Honda Finance Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul C. Honda, Vice President, Treasurer, Assistant Secretary, Compliance Officer, Director, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2025

By:	/s/ Paul C. Honda
Paul C. Honda
Vice President, Treasurer, Assistant Secretary, Compliance Officer and Director (Principal Financial Officer and Principal Accounting Officer)

*A signed original of this written statement required by Section 906 has been provided to American Honda Finance Corporation and will be retained by American Honda Finance Corporation and furnished to the Securities and Exchange Commission or its staff upon request.